UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Physicians Realty Trust
(Name of Registrant as Specified In Its Charter)
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Additional Information Regarding the Annual Meeting of Shareholders to be Held on May 6, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Physicians Realty Trust (the “Company”), dated March 26, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Trustees of the Company for exercise at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 6, 2020 at 3:00 p.m., Central Daylight Time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 10, 2020.

This Notice Should be Read in Conjunction with the Proxy Statement

Dear Fellow Shareholders:
Due to the emerging public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our shareholders, employees and the greater community, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Physicians Realty Trust (the “Company,” the “Trust,” “we,” “our” and “us”) has been changed to a virtual meeting format for this year.
As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 3:00 p.m., Central Daylight Time, but you will only be able to access the Annual Meeting by remote communication. Shareholders attending the Annual Meeting remotely will have the same opportunities they have had at past annual meetings to participate, ask questions, and provide feedback to the Physicians Realty Trust management team and the Board of Trustees. A representative of our independent registered public accounting firm, Ernst & Young LLP, will also attend the virtual Annual Meeting and will be available to answer questions at that time.

To access the virtual meeting, you may visit www.meetingcenter.io/233945046. To login to the virtual meeting, shareholders will have two options: Join as a “Guest” or Join as a “Shareholder”. If you join as a “Shareholder”, you will be required to have a control number and password. The password for the meeting is DOC2020.

If you were a shareholder of record - that is, your shares were registered in your name with our transfer agent, Computershare Trust Company N.A. (“Computershare”) - as of the close of business on March 13, 2020, the record date for the Annual Meeting, and have your control number, you may participate in and vote your shares at the Annual Meeting by following the instructions available on the meeting website. For registered shareholders, the control number can be found on your proxy card or notice, or in the email you previously received.
If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Annual Meeting. To register, you must submit proof of your “legal proxy” obtained from your bank, broker or nominee (which can be submitted by forwarding an email from your bank, broker or nominee with your legal proxy or attaching an image of your legal proxy), reflecting your Physicians Realty Trust holdings, along with your name and email address to Computershare at legalproxy@computershare.com. Obtaining a “legal proxy” may take several days and shareholders are advised to register as far in advance as possible. Requests for registration must be labeled as “Legal Proxy” and be received no later than 2:00 p.m., Eastern Time, on Friday, May 1, 2020. You will receive a confirmation email from Computershare of your registration. Once registered, you may participate in and vote at the Annual Meeting by following the instructions available on the meeting website.
If you do not have your control number, you may still attend as a guest but will not have the option to participate in or vote your shares at the virtual meeting.
Whether or not shareholders plan to attend the virtual-only Annual Meeting, we urge shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. Please note that the proxy card and voting instruction form included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the Annual Meeting.

We expect to resume in-person annual meetings beginning with our 2021 annual meeting of shareholders.

By Order of the Board of Trustees:

John T. Thomas
President, Chief Executive Officer, and Trustee
April 10, 2020